Metropolitan Life Insurance Company
                       MetLife Defined Contribution Group



To MetLife Defined Contribution Group Participants

On Friday, May 21, 1999, a Special Meeting of Shareholders of Warburg Pincus Funds, will be held at 3:00 p.m., Eastern Time for the purposes set forth in the attached Notice of Special Meeting of Shareholders and Proxy Statement. Warburg Pincus Emerging Growth Fund (the "Fund") is a member of the Warburg Pincus family of funds.

As you know, shares of the Fund are or have been purchased by The Chase Manhattan Bank ("Chase Manhattan"), as trustee, for the savings plan in which you participate.

At the Special Meeting of Shareholders, Chase Manhattan will vote the shares of the Fund based on the instructions received from savings plan participants. You may give voting instructions for the number of shares of the Fund in your savings plan account as of the close of business on March 9, 1999.

The matters to be considered at the meeting are described in the attached Notice of the Special Meeting of Shareholders and Proxy Statement concerning the Special Meeting.

We urge you to give Chase Manhattan voting instructions by filing in, dating and signing the enclosed voting instruction form(s). Please return your voting instructions promptly in the enclosed envelope. No postage is required.


        PLEASE DETACH AND RETURN BOTTOM PORTION IN THE ENCLOSED ENVELOPE


                       MetLife Defined Contribution Group
                             VOTING INSTRUCTION FORM
                                     for the
                         Special Meeting of Shareholders
                             of Warburg Pincus Funds

The undersigned hereby instructs the The Chase Manhattan Bank ("Chase Manhattan") to vote the shares of Warburg Pincus Emerging Growth Fund (the "Fund") as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Fund to be held on Friday, May 21, 1999 at 3:00 p.m. Eastern Time and any adjournments thereof, as set forth on this form. Chase Manhattan solicits your voting instructions. Chase Manhattan will vote the appreciate number of the Fund's shares pursuant to the instructions given. If no instruction is set forth on the returned form as to any of the proposals. Chase Manhattan will "ABSTAIN" as to such proposals.






                                                  Date______________________1999




                      Signature Please sign exactly as your name appears at left